Exhibit 10.1

DIRECTORS AND OFFICERS INDEMNIFICATION AGREEMENT

        This Directors and Officers Indemnification Agreement, made and entered into as of this _____ day of ___________________ 200_ (“Agreement”), by and between Atlas Air Worldwide Holdings Inc., a Delaware corporation (“Company”), and ____________________ (“Indemnitee”):

        WHEREAS, highly competent persons are becoming more reluctant to serve publicly held corporations as directors or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation; and

        WHEREAS, the uncertainties relating to indemnification have increased the difficulty of attracting and retaining such persons; and

        WHEREAS, the Board of Directors of the Company has determined that the inability to attract and retain such persons is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future; and

        WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and

        WHEREAS, the Certificate of Incorporation of the Company (the “Charter”) requires the Company to indemnify its directors and officers to the fullest extent now or hereafter permitted by the Delaware General Corporation Law (the “DGCL”), and the By-laws of the Company (the “By-laws”) provide for the manner and extent of such indemnification, and Indemnitee has been serving and continues to serve as a director and/or officer of the Company in part in reliance on the Charter and By-laws; and

        WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified;

        NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

        Section 1. Service by Indemnitee. Indemnitee agrees to serve as a director and/or officer of the Company and agrees to the indemnification provisions provided for herein. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law).

        Section 2. Indemnification. The Company shall indemnify, defend and hold harmless Indemnitee to the fullest extent permitted by applicable law in effect on the date hereof or as such laws may from time to time be amended to increase the scope of such permitted indemnification, subject to the terms of this Agreement.

        Section 3. Actions or Proceedings Other Than Actions by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 3 if Indemnitee was or is a party or witness or is threatened to be made a party or witness to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action or suit by or in the right of the Company to procure a judgment in its favor, which is covered in Section 4 hereof) by reason of the fact that Indemnitee is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another entity, or by reason of anything done or not done by another entity, or by reason of anything done or not done by Indemnitee in any such capacity. Pursuant to this Section 3, Indemnitee shall be indemnified by the Company against Expenses (as hereinafter defined), judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with such action, suit or proceeding (including, but not limited to, the investigation, defense or appeal thereof), if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe Indemnitee conduct was unlawful.

        Section 4. Actions by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 4 if Indemnitee was or is a party or witness or threatened to be made a party or witness to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director and/or officer of the Company, or is or was serving at the request of the Company as a director or officer of another entity, or by reason of anything done or not done by Indemnitee in such capacity. Pursuant to this Section 4, Indemnitee shall be indemnified by the Company against Expenses actually and reasonably incurred by Indemnitee in connection with such action or suit, (including, but not limited to the investigation, defense, settlement or appeal thereof) if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made hereunder in respect of any claim, issue or matter as to which the Indemnitee shall be adjudged liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which said Court of Chancery or such other court shall deem proper.

        Section 5. Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has served as a witness or has been successful on the merits or otherwise including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections 3 and 4 above, or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified by the Company against Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

        Section 6. Advancement of Expenses. Subject to applicable law, any Expenses actually incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding by Indemnitee or on Indemnitee’s behalf shall be paid by the Company in advance of the final disposition of such action, suit or proceeding within twenty (20) days following receipt by the Company of a written request for such advance, reasonably evidencing the Expenses incurred by Indemnitee in connection therewith, accompanied by a written undertaking by or on behalf of Indemnitee that Indemnitee will repay the amounts advanced promptly, but in any event within thirty (30) days, if it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company in accordance with the above provisions; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified hereunder, any determination made by the Company that Indemnitee would not be permitted to be indemnified hereunder shall not be binding and Indemnitee shall not be required to reimburse the Company for any advance of Expenses until a final adjudication in an appropriate court of competent jurisdiction is made with respect thereto.

        Section 7. Partial Indemnification. If Indemnitee is only partially successful in the defense, investigation, settlement or appeal of any action, suit, investigation or proceeding described in Section 3 or 4 hereof, and as a result is not entitled under Section 5 hereof to indemnification by the Company for the total amount of the Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him, the Company shall nevertheless indemnify Indemnitee, as a matter of right pursuant to Section 5 hereof, to the extent Indemnitee has been partially successful.

        Section 8. Procedure for Determination of Entitlement to Indemnification. Upon written request by Indemnitee for indemnification pursuant to Section 3 or 4 hereof, the entitlement of Indemnitee to indemnification pursuant to the terms of this Agreement shall be determined by the following person or persons who shall be empowered to make the determination that indemnification of the Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct set forth in Sections 3 and 4 above: (a) the Board of Directors of the Company by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined) even though less than a quorum; (b) by a committee of Disinterested Directors designated by majority vote of the Disinterested Directors, even though less than a quorum or (c) by Independent Counsel (as hereinafter defined), in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee. Such Independent Counsel shall be selected by the Board of Directors and approved by Indemnitee, which approval shall not be unreasonably withheld. Upon failure of the Board of Directors to so select such Independent Counsel or upon failure of Indemnitee to so approve, such Independent Counsel shall be selected by the Chancellor of the State of Delaware or such other person, as the Chancellor shall designate to make such selection. Such determination of entitlement to indemnification shall be made no later than 60 days after receipt by the Company of a written request for indemnification. Such request shall include documentation or information, which is necessary for such determination, and which is reasonably available to Indemnitee. Any Expenses (including attorneys’ fees) incurred by Indemnitee in connection with Indemnitee’s request for indemnification hereunder shall be borne by the Company. The Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom irrespective of the outcome of the determination of Indemnitee’s entitlement to indemnification. If the person or persons making such determination shall determine that Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably prorate such partial indemnification among such claims, issues or matters.

        Section 9. Presumptions and Effect of Certain Proceedings. The Secretary of the Company shall, promptly upon receipt of Indemnitee’s request for indemnification, advise in writing the Board of Directors or such other person or persons empowered to make the determination as provided in Section 8 that Indemnitee has made such request for indemnification. Indemnitee shall be presumed to be entitled to indemnification hereunder and the Company shall have the burden of proof in the making of any determination contrary to such presumption. If the person or persons so empowered to make such determination shall have failed to make the requested indemnification within sixty (60) days after receipt by the Company of such request, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be absolutely entitled to such indemnification, absent actual and material fraud in the request for indemnification. The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, disruption or uncertainty; thus, the termination of any action, suit, investigation or proceeding described in Section 3 or 4 hereof by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, or any manner other than by adverse judgment against Indemnitee shall not, of itself (a) create a presumption that a court has determined that indemnification is not permitted or that Indemnitee did not meet any particular standard with conduct or have any particular belief or (b) otherwise adversely affect the rights of Indemnitee to indemnification except as may be provided herein.

        Section 10. Remedies of Indemnitee in Cases of Determination not to Indemnify or to Advance Expenses. In the event that a determination is made that Indemnitee is not entitled to indemnification hereunder or if payment has not been timely made following a determination of entitlement to indemnification pursuant to Sections 8 and 9, or if Expenses are not advanced pursuant to Section 6, Indemnitee shall be entitled to a final adjudication in an appropriate court of the State of Delaware or any other court of competent jurisdiction of Indemnitee’s entitlement to such indemnification or advance. The Company shall not oppose Indemnitee’s right to seek any such adjudication or any other claim. Such judicial proceeding shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination (if so made) that Indemnitee is not entitled to indemnification. If a determination is made or deemed to have been made pursuant to the terms of Section 8 or 9 hereof that Indemnitee is entitled to indemnification, the Company shall be bound by such determination and is precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable. The Company further agrees to stipulate in any such court that the Company is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary. If the court shall determine that Indemnitee is entitled to any indemnification, payment or advancement of Expenses hereunder, the Company shall pay all Expenses actually incurred by Indemnitee in connection with such adjudication (including, but not limited to, any appellate proceedings).

        Section 11. Other Rights to Indemnification. The indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled under any provision of the

By-laws, agreement, provisions of the Charter, vote of stockholders, or Disinterested Directors, provision of law or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office.

        Section 12. Attorneys’ Fees and Other Expenses to Enforce Agreement. In the event that Indemnitee is subject to or intervenes in any proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce Indemnitee’s rights under, or to recover damages for breach of this Agreement, if Indemnitee prevails in whole or in part in such action, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against any actual expenses for attorneys’ fees and disbursements reasonably incurred by Indemnitee.

        Section 13. Exceptions to Right of Indemnification. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated pursuant to the terms of this Agreement (a) to indemnify, or advance Expenses to, Indemnitee with respect to proceedings initiated or brought voluntarily by Indemnitee, or any claim therein, and not by way of defense, except (i) with respect to actions or proceedings to establish or enforce a right to indemnity hereunder or under any other agreement or insurance policy or under the Charter or By-laws as now or hereafter in effect relating to claims for indemnification pursuant hereto, (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such proceeding or claim pursuant to the terms and conditions provided in this Agreement, or (iii) as otherwise required under Section 145 of the DGCL, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance Expenses payment or insurance recovery, as the case may be, (b) to indemnify Indemnitee for Expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Exchange Act or any similar or successor statutes (but Indemnitee shall be entitled to indemnification as provided herein if Indemnitee’s violation of such Section 16(b) is the result of Indemnitee’s negligent reliance on the advice of the Company or its counsel with respect to such purchase or sale of securities) or (c) to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any other agreement, insurance policy, or otherwise.

        Section 14. Duration of Agreement. The indemnification and advancement of expenses provided by, or granted pursuant to, this Agreement shall continue for Indemnitee after Indemnitee has ceased to be an officer or director of the Company, as applicable, and shall inure to the benefit of the heirs, executors and administrators of Indemnitee. This Agreement shall be binding upon the Company and its successors and assigns, heirs, devisees, executors, administrators or other legal representatives (collectively “Successors”), and the Company shall require any Successor (whether by purchase, merger, consolidation or reorganization), by agreement, expressly to assume and agree to perform the Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place.

        Section 15. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provisions held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

        Section 16. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

        Section 17. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

        Section 18. Definitions. For purposes of this Agreement:

        (a)        “Disinterested Director” shall mean a director of the Company who is not or was not a party to the action, suit, investigation or proceeding in respect of which indemnification is being sought by Indemnitee.

        (b)        “Expenses” shall mean all of Indemnitee’s reasonable attorneys’ fees, court costs, travel expenses, telephone charges, postage, and all other reasonable disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a proceeding.

        (c)        “Independent Counsel” shall mean a law firm or a member of a law firm that neither is presently nor in the past five years has been retained to represent (i) the Company or Indemnitee in any matter material to either such party or (ii) any other party to the action, suit, investigation or proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s right of indemnification under this Agreement.

        Section 19. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

        Section 20. Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter which may be subject to indemnification covered hereunder, either civil, criminal or investigative.

        Section 21. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed or if (ii) mailed by certified or registered mail with postage prepaid on the third business day after the date on which it is so mailed.

    (a)     if to Indemnitee, to the address set forth on the signature page to this Agreement.

    (b)     if to the Company, to:

Atlas Air Worldwide Holdings, Inc. 2000 Westchester Avenue Purchase, New York 10577 Attn: General Counsel

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

        Section 22. Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

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        IN WITNESS WHEREOF, the parties hereto have executed this Directors and Officers Indemnification Agreement as of the day and year first above written.

ATLAS AIR WORLDWIDE HOLDINGS, INC.

By:_____________________________________
Name:___________________________________
Title:____________________________________

Indemnitee

Name:___________________________________

Address for notice:
________________________________________
________________________________________
________________________________________